Exhibit 99.1
DigitalOcean Announces Fourth Quarter and Fiscal Year 2023 Financial Results
2023 Revenue Increased 20% to $693 million
Full Year Operating Cash Flow of $235 million

NEW YORK, February 21, 2024 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the developer cloud optimized for startups and growing digital businesses, today announced results for its fourth quarter and fiscal year ended December 31, 2023.
“I’m excited to have joined DigitalOcean and to advance our position as a preferred platform for developers at startups and growing digital businesses, enabling them to rapidly build, deploy and scale applications that can change the world,” said Paddy Srinivasan, CEO of DigitalOcean. “We will take advantage of this market opportunity by embracing product-led growth and obsessing over the developer experience, while continuing to innovate in our core platform and investing in our transformational new AI solutions.”
“In 2023, we accelerated our long-term margin targets, expanded our addressable market with an AI/ML acquisition, and established a solid double digit growth foundation,” said Matt Steinfort, CFO of DigitalOcean. “Our strong balance sheet, healthy top-line outlook, and attractive free cash flow are enabling us to invest in expansion initiatives for 2024 and beyond.”
Fourth Quarter 2023 Financial Highlights:
•Revenue was $181 million, an increase of 11% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $730 million, representing 11% year-over-year growth.
•Gross profit of $106 million, an increase of 4% year-over-year, and 59% of revenue.
•Net income attributable to common stockholders was $16 million and net income margin was 9%.
•Adjusted EBITDA was $73 million, an increase of 34% year-over-year, and adjusted EBITDA margin was 41%.
•Diluted net income per share was $0.17 and non-GAAP diluted net income per share was $0.44.
•Net cash from operating activities was $81 million as compared to $65 million in the fourth quarter 2022.
•Adjusted free cash flow was $29 million as compared to $36 million in the fourth quarter 2022.
•Cash, cash equivalents and marketable securities was $412 million as of December 31, 2023.
Fourth Quarter 2023 Operational Highlights:
•Average Revenue Per Customer (ARPU) was $92.63, an increase of 6% over the fourth quarter 2022.
•Builders and Scalers, those customers spending more than $50 per month, increased 8% from the fourth quarter 2022 and their revenue grew 12% year-over-year.
•Net Dollar Retention Rate (NDR) was 96% as compared to 112% in the prior year.
Fiscal Year 2023 Financial Highlights:
•Revenue was $693 million, an increase of 20% year-over-year.
•Gross profit of $409 million, an increase of 12% year-over-year, and 59% of revenue.
•Net income attributable to common stockholders was $19 million and net income margin was 3%.
•Adjusted EBITDA was $277 million, an increase of 39% year-over-year, and adjusted EBITDA margin was 40%.

•Diluted net income per share was $0.20 and non-GAAP diluted net income per share was $1.59.
•Net cash from operating activities was $235 million as compared to $195 million in the prior year.
•Adjusted free cash flow was $156 million as compared to $78 million in the prior year.
Fiscal Year 2023 Operational Highlights:
•Returned $488 million to shareholders by repurchasing 14,487,509 shares.
•Acquired Paperspace, a leading provider of cloud infrastructure as a service for highly scalable applications leveraging graphics processing units (GPUs).
•Introduced premium CPU-optimized droplets for enhanced performance and seamless scaling.
•Launched a new managed Kafka offering, a fully managed data streaming platform as a service offering allowing customers to access and process data streams in real time while eliminating complexity.
Share Repurchase Plan:
On February 20, 2024, the Board of Directors approved a new stock repurchase program designed to maximize value for DigitalOcean investors. The approval authorizes the Company to repurchase up to $140 million of stock through fiscal year 2025.
This capital return strategy reflects the Company’s confidence that its cash flow generation will provide the flexibility to invest in key organic growth priorities and strategic M&A opportunities while at the same time maintaining a strong balance sheet and further enhancing shareholder returns.
Financial Outlook:
Based on information available as of February 21, 2024, for the first quarter of 2024 we expect:
•Total revenue of $182 to $183 million.
•Adjusted EBITDA margin of 37% to 38%.
•Non-GAAP diluted net income per share of $0.37 to $0.39.
•Fully diluted weighted average shares outstanding of approximately 101 to 102 million shares.
For the full year 2024, we expect:
•Total revenue of $755 to $775 million.
•Adjusted EBITDA margin of 36% to 38%.
•Adjusted free cash flow margin in the range of 19% to 21% of revenue.
•Non-GAAP diluted net income per share of $1.60 to $1.67.
•Fully diluted weighted average shares outstanding of approximately 102 to 103 million shares.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and we are unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, February 21, 2024, at 4:30 p.m. ET to review its results. The conference call can be accessed by dialing (888) 330-3637 with conference ID 7741047. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.

About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and growing digital businesses rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) fluctuations in our financial results make it difficult to project future results; (2) our history of operating losses; (3) our identification of a material weakness in our internal control over financial reporting, which may impact our ability to accurately report our financial statements; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (6) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (7) the competitive markets in which we participate; (8) our ability to effectively onboard our new chief executive officer and manage the chief executive officer transition; (9) general market, political, economic, and business conditions; (10) the operational challenges related to international operations; (11) our ability to successfully integrate acquired businesses, including Paperspace, and achieve expected synergies and benefits; (12) liability we may incur due to the activities of our customers; and (13) our customers’ ability to have continued and unimpeded access to our platform, including as a result of evolving laws and industry standards.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings and reports we make with the SEC.
We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted EBITDA and adjusted EBITDA margin; (ii) non-GAAP net income and non-GAAP diluted net income per share; and (iii) adjusted free cash flow and adjusted free cash flow margin. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, adjusted free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of adjusted free cash flow as a measure of our financial performance and liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP is set forth in the tables in the section “Reconciliation of GAAP to Non-GAAP Data.”
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income (loss) attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, acquisition related compensation, acquisition and integration related costs, income tax expense, loss on extinguishment of debt, restructuring and other charges, restructuring related charges, impairment of long-lived assets, and other income, net. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Our calculation of adjusted EBITDA and adjusted EBITDA margin may differ from the calculations of adjusted EBITDA and adjusted EBITDA margin by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including our net income (loss) attributable to common stockholders and other GAAP results.
Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share
We define non-GAAP net income as net income (loss) attributable to common stockholders, excluding stock-based compensation, acquisition related compensation, amortization of acquired intangibles, acquisition and integration related costs, loss on extinguishment of debt, restructuring and other charges, restructuring related charges, impairment of long-lived assets and other unusual or non-recurring transactions as they occur. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the potentially dilutive effect of our stock options, RSUs, PRSUs, and Convertible Notes.
Prior to 2023, we calculated the income tax effects of non-GAAP adjustments based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which were non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. As a result, U.S. income tax effects of non-GAAP adjustments were subject to a valuation allowance and, therefore, were taxed at 0%. Beginning January 1, 2023, we used a tax rate of 17%, which we believe is a reasonable estimate of our long-term effective tax rate applicable to non-GAAP pre-tax income for 2023.
We believe non-GAAP diluted net income per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
Adjusted free cash flow is a non-GAAP financial measure that we define as Net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, purchase of intangible assets and excluding cash paid for restructuring and other charges, acquisition related compensation, restructuring related charges, and acquisition and integration related costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue.
We believe that adjusted free cash flow and adjusted free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments. We further believe that historical and future trends in adjusted free cash flow and adjusted free cash flow margin, even if negative, provide useful information about the amount of Net cash provided by operating activities that is available (or not available) to be used for strategic initiatives. One limitation of adjusted free cash flow and adjusted free cash flow margin is that they do not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We divide our customer population into the following categories:
•Testers: users that both (i) spend less than or equal to $50 per month and (ii) utilize our platform for three months or less.
•Learners: users that both (i) spend less than or equal to $50 for the month-end period and (ii) have been on our platform for more than three months.
•Builders: users that spend greater than $50 and less than or equal to $500 for the month-end period.
•Scalers: users that spend greater than $500 for the month-end period.
We view Learners, Builders and Scalers as the most appropriate measure of our customer population, and Testers have therefore been excluded from the total customer population count. While we believe the total number of these customers is an important indicator of the growth of our business and future revenue opportunity, the trends relating to our Builders and Scalers is of particular importance to us as these customers represent a significant majority of our revenue and revenue growth, and they are representative of the SMB customers that grow on our platform and use multiple products.
ARPU
We calculate ARPU on a monthly basis as our total revenue for Learners, Builders and Scalers in that period divided by the number of total Learner, Builder and Scaler customers determined as of the last day of that period, excluding aggregate Testers revenue and total user count from the calculation. Beginning in the first quarter of 2023, we redefined ARPU to exclude testers. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12. For our ARR calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For our net dollar retention rate calculations, we include the total revenue from all customers, including Testers, Learners, Builders and Scalers. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.

Investor Contact
Rob Bradley
investors@digitalocean.com
Media Contact
Spencer Anopol
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$317,236	$140,772
Marketable securities	94,532	723,462
Accounts receivable, less allowance for credit losses of $5,848 and $6,099, respectively	62,186	53,833
Prepaid expenses and other current assets	29,040	27,924
Total current assets	502,994	945,991

Property and equipment, net	305,444	273,170
Restricted cash	1,747	1,935
Goodwill	348,322	315,168
Intangible assets, net	140,151	118,928
Operating lease right-of-use assets, net	155,201	153,701
Deferred tax assets	1,994	751
Other assets	5,114	5,987
Total assets	$1,460,967	$1,815,631

Current liabilities:
Accounts payable	$3,957	$21,138
Accrued other expenses	31,046	33,987
Deferred revenue	5,340	5,550
Operating lease liabilities, current	81,320	57,432
Other current liabilities	70,982	47,409
Total current liabilities	192,645	165,516

Deferred tax liabilities	3,533	20,757
Long-term debt	1,477,798	1,470,270
Operating lease liabilities, non-current	91,161	107,693
Other long-term liabilities	9,528	3,826
Total liabilities	1,774,665	1,768,062

Preferred stock ($0.000025 par value per share; 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2023 and 2022)	—	—
Common stock ($0.000025 par value per share; 750,000,000 shares authorized; 90,243,442 and 96,732,507 issued and outstanding as of December 31, 2023 and 2022, respectively)	2	2
Additional paid-in capital	30,989	263,957
Accumulated other comprehensive loss	(452)	(2,048)
Accumulated deficit	(344,237)	(214,342)
Total stockholders’ (deficit) equity	(313,698)	47,569

Total liabilities and stockholders’ (deficit) equity	$1,460,967	$1,815,631

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$180,874	$162,998	$692,884	$576,322
Cost of revenue	74,405	60,181	283,967	211,927
Gross profit	106,469	102,817	408,917	364,395
Operating expenses:
Research and development	30,897	39,445	140,365	143,885
Sales and marketing	19,681	24,662	73,027	81,022
General and administrative	44,881	50,076	162,742	165,185
Restructuring and other charges	25	—	20,887	—
Total operating expenses	95,484	114,183	397,021	390,092

Income (loss) from operations	10,985	(11,366)	11,896	(25,697)

Other income (expense):
Interest expense	(2,311)	(2,115)	(8,945)	(8,396)
Loss on extinguishment of debt	—	—	—	(407)
Interest income and other income, net	4,857	4,409	23,825	10,615
Other income (expense), net	2,546	2,294	14,880	1,812

Income (loss) before income taxes	13,531	(9,072)	26,776	(23,885)
Income tax benefit (expense)	2,407	(1,308)	(7,367)	(3,919)
Net income (loss) attributable to common stockholders	$15,938	$(10,380)	$19,409	$(27,804)
Net income (loss) per share attributable to common stockholders
Basic	$0.18	$(0.11)	$0.22	$(0.28)
Diluted	$0.17	$(0.11)	$0.20	$(0.28)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	87,929	96,481	90,141	100,806
Diluted	92,028	96,481	96,415	100,806

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Operating activities
Net income (loss) attributable to common stockholders	$19,409	$(27,804)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	117,866	102,232
Stock-based compensation	88,347	105,829
Provision for expected credit losses	15,357	16,551
Operating lease right-of-use assets and liabilities, net	5,709	11,417
Loss on extinguishment of debt	—	407
Net accretion of discounts and amortization of premiums on investments	1,866	(6,135)
Non-cash interest expense	7,949	7,880
Loss on impairment of long-lived assets	1,140	1,635
Deferred income taxes	(67)	(1,835)
Release of VAT reserve	(819)	—
Other	627	166
Changes in operating assets and liabilities:
Accounts receivable	(22,668)	(26,645)
Prepaid expenses and other current assets	(9,593)	(1,424)
Accounts payable and accrued expenses	(11,077)	5,500
Deferred revenue	(315)	(290)
Other assets and liabilities	21,211	7,668
Net cash provided by operating activities	234,942	195,152

Investing activities
Capital expenditures - property and equipment	(119,299)	(106,389)
Capital expenditures - internal-use software development	(5,514)	(8,913)
Purchase of intangible assets	—	(4,915)
Cash paid for acquisition of businesses, net of cash acquired	(99,023)	(305,170)
Cash paid for asset acquisitions	(2,500)	(5,400)
Purchase of available-for-sale securities	(352,313)	(1,695,165)
Sales of available-for-sale securities	—	19,992
Maturities of available-for-sale securities	979,565	956,847
Purchased interest on available-for-sale securities	(151)	(1,575)
Proceeds from interest on available-for-sale securities	151	1,549
Proceeds from sale of equipment	236	981
Net cash provided by (used in) investing activities	401,152	(1,148,158)

Financing activities
Payment of debt issuance costs	—	(1,520)
Proceeds related to the issuance of common stock under equity incentive plan	38,410	11,509
Proceeds from the issuance of common stock under employee stock purchase plan	4,977	7,926
Principal repayments of finance leases	(2,260)	—
Employee payroll taxes paid related to net settlement of equity awards	(21,575)	(28,278)

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

Repurchase and retirement of common stock	(488,455)	(600,000)
Net cash (used in) provided by financing activities	(468,903)	(610,363)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15)	(249)
Increase (decrease) in cash, cash equivalents and restricted cash	167,176	(1,563,618)
Cash, cash equivalents and restricted cash - beginning of period	151,807	1,715,425
Cash, cash equivalents and restricted cash - end of period	$318,983	$151,807

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2023	2022	2023	2022
GAAP Net income (loss) attributable to common stockholders	$15,938	$(10,380)	$19,409	$(27,804)

Adjustments:
Depreciation and amortization	30,781	28,332	117,866	102,232
Stock-based compensation(1)	22,265	28,071	115,019	105,829
Interest expense	2,311	2,115	8,945	8,396
Acquisition related compensation	5,187	7,082	27,763	9,443
Acquisition and integration related costs	1,032	2,571	6,145	5,439
Income tax expense	(2,407)	1,308	7,367	3,919
Loss on extinguishment of debt	—	—	—	407
Restructuring and other charges	25	—	20,887	—
Restructuring related charges(2)	3,222	—	(23,535)	—
Impairment of long-lived assets	—	20	1,140	1,635
Other income, net(3)	(4,857)	(4,409)	(23,825)	(10,615)
Adjusted EBITDA	$73,497	$54,710	$277,181	$198,881
As a percentage of revenue:
Net income (loss) margin	9%	(6)%	3%	(5)%
Adjusted EBITDA margin	41%	34%	40%	35%
___________________
(1)For the year ended December 31, 2023, non-GAAP stock-based compensation excludes the $31.3 million reversal related to the former CEO’s forfeited MRSU award that is reported in Restructuring related charges, as well as $3.9 million that is reported in Restructuring and other charges, in the table above.
(2)Primarily consists of the $31.3 million reversal of stock-based compensation related to the former CEO’s forfeited MRSU award, partially offset by salary continuation charges, executive reorganization charges including severance, CEO search firm fees, and other legal and professional service costs.
(3)For the years ended December 31, 2023 and 2022, Other income, net primarily consists of interest income from our marketable securities.

Non-GAAP Net Income and Non-GAAP Diluted Net Income Per Share

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
GAAP Net income (loss) attributable to common stockholders	$15,938	$(10,380)	$19,409	$(27,804)
Stock-based compensation(1)	22,265	28,071	115,019	105,829
Acquisition related compensation	5,187	7,082	27,763	9,443
Amortization of acquired intangible assets	5,736	3,614	18,967	6,301
Acquisition and integration related costs	1,032	2,571	6,145	5,439
Loss on extinguishment of debt	—	—	—	407
Restructuring and other charges	25	—	20,887	—
Restructuring related charges(2)	3,222	—	(23,535)	—
Impairment of long-lived assets	—	20	1,140	1,635
Non-GAAP income tax adjustment(4)	(11,076)	(1,026)	(25,469)	(34)
Non-GAAP Net income	$42,329	$29,952	$160,326	$101,216

Non-cash charges related to convertible notes(3)	$1,565	$1,482	$6,249	$5,910
Non-GAAP Net income used to compute net income per share, diluted	$43,894	$31,434	$166,575	$107,126

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2023	2022	2023	2022
GAAP Net income (loss) per share attributable to common stockholders, diluted	$0.17	$(0.11)	$0.20	$(0.28)
Stock-based compensation(1)	0.22	0.27	1.10	0.91
Acquisition related compensation	0.05	0.07	0.26	0.09
Amortization of acquired intangible assets	0.06	0.03	0.18	0.06
Acquisition and integration related costs	0.01	0.02	0.06	0.06
Restructuring and other charges	—	—	0.20	—
Restructuring related charges(2)	0.03	—	(0.23)	—
Impairment of long-lived assets	—	—	0.01	0.01
Non-cash charges related to convertible notes(3)	0.02	0.01	0.06	0.06
Non-GAAP income tax adjustment(4)	(0.12)	(0.01)	(0.25)	—
Non-GAAP Net income per share, diluted	$0.44	$0.28	$1.59	$0.91

GAAP weighted-average shares used to compute net income (loss) per share, diluted	92,028	96,481	96,415	100,806
Weighted-average dilutive effect of potentially dilutive securities	8,403	15,801	8,403	17,372
Non-GAAP weighted-average shares used to compute net income per share, diluted	100,431	112,282	104,818	118,178
______________

(1)For the year ended December 31, 2023, non-GAAP stock-based compensation excludes the $31.3 million reversal related to the former CEO’s forfeited MRSU award that is reported in Restructuring related charges, as well as $3.9 million that is reported in Restructuring and other charges, in the table above.
(2)Primarily consists of the $31.3 million reversal of stock-based compensation related to the former CEO’s forfeited MRSU award, partially offset by salary continuation charges, executive reorganization charges including severance, CEO search firm fees, and other legal and professional service costs.
(3)Consists of non-cash interest expense for amortization of deferred financing fees related to the Convertible Notes.
(4)Prior to 2023, we calculated the income tax effects of non-GAAP adjustments based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which were non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. As a result, U.S. income tax effects of non-GAAP adjustments were subject to a valuation allowance and, therefore, were taxed at 0%. Beginning January 1, 2023, the Company projects to be a U.S. taxpayer and will use a long term fixed forecasted rate of 17% on non-GAAP pre-tax income for 2023.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2023	2022	2023	2022
GAAP Net cash provided by operating activities	$80,515	$65,144	$234,942	$195,152
Adjustments:
Capital expenditures - property and equipment	(52,222)	(28,672)	(119,299)	(106,389)
Capital expenditures - internal-use software development	(1,439)	(2,320)	(5,514)	(8,913)
Purchase of intangible assets	—	—	—	(4,915)
Restructuring and other charges	17	—	16,792	—
Restructuring related charges(1)	1,413	—	5,371	—
Acquisition related compensation	—	—	16,851	—
Acquisition and integration related costs	544	1,531	6,611	2,863
Adjusted free cash flow	$28,828	$35,683	$155,754	$77,798
As a percentage of revenue:
GAAP Net cash provided by operating activities	45%	40%	34%	34%
Adjusted free cash flow margin	16%	22%	22%	13%
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(1)Primarily consists of salary continuation charges, executive reorganization charges including severance, CEO search firm fees, and other legal and professional service costs.